Company:	Jack Henry & Associates, Inc.	Analyst Contact:	Kevin D. Williams
	663 Highway 60, P.O. Box 807		Chief Financial Officer
	Monett, MO 65708		(417) 235-6652

		Press Contact:	Jessica Randall
Corporate Communications Manager
(704) 357-0298
Jack Henry & Associates Acquires Vanguard Software Group
- Acquisition further expands competitive position in commercial lending market -

MONETT, Mo. - Aug. 31, 2017 - Jack Henry & Associates, Inc.® (NASDAQ:JKHY) is a leading provider of technology solutions and payment processing services primarily for the financial services industry. Today the company announced the acquisition of Vanguard Software Group, a Florida-based technology company specializing in the underwriting, spreading, and online decisioning of commercial loans. Vanguard joins Jack Henry & Associates as part of the ProfitStars® Lending Solutions Group which continues to have a successful track record of assisting financial institutions with their commercial loan portfolio growth and diversification.
Underwriting in a digital environment is in high demand and on an upward trajectory. Vanguard’s LoanVantage™ underwriting and spreading product is a complete commercial loan lifecycle management solution that supports a variety of underwriting applications - from simple requests to complex cash flow analysis and credit memorandums. The solution enables financial institutions to streamline credit committee processes for larger transactions. LoanVantage enhances borrower access to the overall credit process by providing an online digital application solution that is available 24 hours a day, seven days a week. Most recently, Vanguard added a Quick Decision product for automated decisions on smaller, less complex business loans.
Vanguard’s technology compliments and expands the functionality offered to ProfitStars’ clients through its Commercial Lending Center® suite. Vanguard’s full integration with the Commercial Lending Center suite allows for near-real-time communication with Jack Henry & Associates’ core processing and ancillary solutions.
According to Russ Bernthal, president of Jack Henry & Associates’ ProfitStars division, “Vanguard’s strategic position in the commercial lending market, its dynamic LoanVantage product, its loyal customer base, and our consistent company cultures are just a few of the many reasons we’re excited about this acquisition. The LoanVantage technology not only expands the functionality of our Commercial Lending Center suite, but also enhances cross-sell opportunities, ultimately contributing to increased growth opportunities for our clients and their commercial customers.”
According to Mark Hill, co-founder and CEO of Vanguard Software Group, “The market has moved very quickly in the past three years to automate and remove the paper-based processes for completing commercial loans. The need for a complete process of taking a new commercial loan request all the way to handing off a closed loan to the financial institution’s core system in a digital, paperless environment has been on everyone’s wish list. As a part of Jack Henry & Associates, we are now stronger in the markets we serve.”
Vanguard Software Group is based in Longwood, Florida. Terms of the transaction were not disclosed.
About Jack Henry & Associates, Inc.
Jack Henry & Associates, Inc.® (NASDAQ:JKHY) is a leading provider of technology solutions and payment processing services primarily for the financial services industry. Its solutions serve more than 9,000 customers nationwide, and are marketed and supported through three primary brands. Jack Henry Banking® supports banks ranging from community banks to multi-billion dollar institutions with information processing solutions. Symitar® is a leading provider of information processing solutions for credit unions of all sizes. ProfitStars® provides highly specialized products and services that enable financial institutions of every asset size and charter, and diverse corporate entities to mitigate and control risks, optimize revenue and growth opportunities, and contain costs. Additional information is available at www.jackhenry.com.
Statements made in this news release that are not historical facts are forward-looking information. Actual results may differ materially from those projected in any forward-looking information. Specifically, there are a number of important factors that could cause actual results to differ materially from those anticipated by any forward-looking information. Additional information on these and other factors, which could affect the Company’s financial results, are included in its Securities and Exchange Commission (SEC) filings on Form 10-K, and potential investors should review these statements. Finally, there may be other factors not mentioned above or included in the Company’s SEC filings that may cause actual results to differ materially from any forward-looking information.